UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2009
Date of Report (Date of earliest event reported)

BODYTEL SCIENTIFIC INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51633	98-0461698
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4720 Salisbury Road, Suite 72 Jacksonville, Florida 32256
(Address of principal executive offices) (zip code)

904-305-8634
(Registrant’s telephone number, including area code)

One Independent Drive, Suite 1701, Jacksonville, FL
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 9, 2009, BodyTel Scientific, Inc. ("BodyTel Scientific" or the "Company") was notified by Pageant Holdings Limited ("Pageant"). that it has declared an event of default pursuant to the Secured Convertible Discount Note, dated June 11, 2008 issued by the Company to Pageant in the principal amount of $1,220,190. Pageant has referenced the Guaranty and Intellectual Property Security Agreement dated June 11, 2008 between GlucoTel Scientific, Inc., a wholly owned subsidiary of BodyTel Scientific, in which GlucoTel Scientific, Inc. granted a security interest to Pageant to all IP Rights held by GlucoTel Scientific Inc.

The accreted value of the Note which has become immediately due and payable by the Company to Pageant as of April 7 2009 is $1,033,511. BodyTel Scientific has ten days as of April 9, 2009 to pay this amount to Pageant failing which, Pageant has confirmed its intention to exercise its rights pursuant to the Guaranty and Intellectual Property Security Agreement. BodyTel Scientific does not have the necessary cash liquidity to pay the requested amount and accordingly the Company has entered into negotiations with Pageant in an attempt to resolve its claim.

Item 9.01. Exhibits

The following exhibits are being filed with this report:

Exhibit No.	Description

Exhibit 99.1.	Notice of Default letter of Pageant Holdings Limited, dated April 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODYTEL SCIENTIFIC INC.
Date: April 23, 2009
	By:	/s/ Stefan Schraps
Stefan Schraps
President